UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015 (February 12, 2015)

HealthStream, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 10th Avenue South, Suite 450, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)

(615) 301- 3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 12, 2015, HealthStream, Inc., a Tennessee corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Littrell Holdings, Inc., a Delaware corporation (the “Seller”), HealthLine Systems, Inc., a California corporation (“HLS”), the current shareholders of HLS and Dan Littrell, pursuant to which the Company would acquire all of the outstanding equity interests of HLS. The purchase price payable by the Company under the Purchase Agreement is $88 million in cash, subject to adjustment based on the working capital of HLS as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

The Purchase Agreement contains various representations and warranties and covenants by the parties to such agreement and related indemnification obligations. The Closing is subject to certain customary closing conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing summary of the proposed transaction and the terms and conditions of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Purchase Agreement is attached as Exhibit 2.1 in accordance with the rules of the Securities and Exchange Commission. It is not intended to provide any other factual information about the Company, HLS or the Seller. The representations, warranties, and covenants contained in the Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to the Company, and thus should not be relied upon as necessarily reflecting the actual state of facts or conditions.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2015, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of February 12, 2015, between HealthStream, Inc., Littrell Holdings, Inc., HealthLine Systems, Inc., the Shareholders of HealthLine Systems, Inc. and Dan Littrell in his individual capacity and as the Shareholders’ Representative.*

Exhibit 99.1	Press Release of HealthStream, Inc., dated February 13, 2015.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 13, 2015	HEALTHSTREAM, INC.

	By:	/s/ Gerard M. Hayden, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Membership Interest Purchase Agreement, dated as of February 12, 2015, between HealthStream, Inc., Littrell Holdings, Inc., HealthLine Systems, Inc., the Shareholders of HealthLine Systems, Inc. and Dan Littrell in his individual capacity and as the Shareholders’ Representative

Exhibit 99.1	Press Release of HealthStream, Inc., dated February 13, 2015.